UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):     July 25, 2006

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Spirit 40 Park Drive, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code        (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2006, the Board of Directors of Insituform Technologies, Inc. (the “Company”) amended the Company’s Amended and Restated By-laws (the “By-laws”), effective as of July 25, 2006, by deleting the following sentence from Section 2.02. of Article II: “A special meeting of the stockholders also may be called by the Chairman of the Board or the Chief Executive Officer at the request of the holders of not less than fifty percent of all the outstanding shares of the Corporation entitled to vote at the meeting.”

As amended, Section 2.02. of Article II of the By-laws reads in its entirety as follows:

“2.02.     SPECIAL MEETINGS.

    Special meetings of the stockholders, for any purpose or purposes, may be called by the Board, the Chairman of the Board or the Chief Executive Officer.”

A copy of the By-laws of the Company, as amended through July 25, 2006, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)     The following exhibit is filed as part of this report:

Exhibit Number	Description
3.1	Amended and Restated By-laws of Insituform Technologies, Inc., as amended through July 25, 2006.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

    By:   /s/ David F. Morris
David F. Morris
Vice President, General Counsel and Secretary

Date:  July 27, 2006

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 6.01 of Regulation S-K.

Exhibit	Description
3.1	Amended and Restated By-laws of Insituform Technologies, Inc., as amended through July 25, 2006.